UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2020
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ROSEHILL RESOURCES INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37712	90-1184262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300
Houston, Texas, 77084
(Address of principal executive offices, including zip code)

(281) 675-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ROSE	The Nasdaq Capital Market
Class A Common Stock Public Warrants	ROSEW	The Nasdaq Capital Market
Class A Common Stock Public Units	ROSEU	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 26, 2020, Rosehill Resources, Inc. (the “Company”) and Rosehill Operating Company, LLC, its direct subsidiary, filed voluntary petitions with the United States Bankruptcy Court for the Southern District of Texas seeking relief under Chapter 11 of Title 11 of the United States Code. The Chapter 11 cases are being administered under the caption In re Rosehill Resources Inc., et al., Case No. 20-33695 (DRJ) (the “Chapter 11 Cases”).

On July 27, 2020, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) that as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b), and IM-5101-1, the staff of Nasdaq has determined that the Company’s securities will be suspended from trading on Nasdaq at the opening of business on August 5, 2020, and a Form 25-NSE will be filed with the Securities and Exchange Commission on such date, which will remove the Company’s securities from listing and registration on Nasdaq.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.

Date: July 28, 2020	By:	/s/ R. Craig Owen
	Name:	R. Craig Owen
	Title:	Senior Vice President and Chief Financial Officer